UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 22, 2016

ISLE OF CAPRI CASINOS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	0-20538	41-1659606
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

600 Emerson Road, Suite 300,
St. Louis, Missouri	63141
(Address of principal executive	(Zip Code)
offices)

(314) 813-9200

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.245)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement

On August 22, 2016, Isle of Capri Casinos, Inc. (the “Company”), and its wholly-owned subsidiary, St. Charles Gaming Company, L.L.C. (“IOC — Lake Charles”), entered into an equity purchase agreement (the “Agreement”) with Kicks Entertainment, LLC (“Buyer”), a limited liability company indirectly owned equally by Laguna Development Corporation and Eagle Holdings, LLLP, pursuant to which Buyer agreed to purchase all of the equity interests of IOC — Lake Charles.

Upon the signing of the Agreement, Buyer paid to the Company a deposit of $20 million.  If the proposed transaction is completed, Buyer will pay to the Company an aggregate purchase price of approximately $134.5 million (inclusive of the deposit), subject to a customary purchase price adjustment.

The proposed transaction is expected to close in late fiscal 2017 or early fiscal 2018, and is subject to regulatory approvals, including obtaining certain gaming approvals, the expiration or termination of the waiting period under the Hart-Scott-Rodino Act, and other customary closing conditions. The Agreement contains customary representations, warranties and indemnities for a transaction of this nature.

The descriptions and provisions of the Agreement set forth above are summaries only and are not necessarily complete.  A copy of the Agreement is attached as Exhibit 2.1.

Item 7.01 Regulation FD Disclosure

A copy of the press release issued by the Company on August 22, 2016 announcing the transaction is furnished as Exhibit 99.1.

The information furnished in this item is not deemed to be “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liability of that section.  This information will not be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act, except to the extent that the registrant specifically incorporates it by reference.

Forward-Looking Statement

This Current Report on Form 8-K contains forward-looking statements, which are subject to change. These forward-looking statements may be significantly impacted, either positively or negatively by various factors, including without limitation, licensing, and other regulatory approvals, financing sources, development and construction activities, costs and delays, weather, permits, competition and business conditions in the gaming industry. The forward-looking statements are subject to numerous risks and uncertainties that could cause actual results to differ materially from those expressed in or implied by the statements herein.

Additional information concerning potential factors that could affect the Company’s financial condition, results of operations and expansion projects, is included in the filings of the Company with the Securities and Exchange Commission, including, but not limited to, its Form 10-K for the most recently ended fiscal year.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
2.1	Equity Purchase Agreement, dated August 22, 2016, by and among Kicks Entertainment, LLC, Isle of Capri Casinos, Inc., St. Charles Gaming Company, L.L.C. and Laguna Development Corporation*

99.1	Company press release dated August 22, 2016.

*                                         Certain schedules and exhibits to this agreement have been omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

ISLE OF CAPRI CASINOS, INC.

Date: August 22, 2016	By:	/s/ Edmund L. Quatmann, Jr.
	Name:	Edmund L. Quatmann, Jr.
	Title:	Chief Legal Officer and Secretary